UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously announced, on June 26, 2007, Best Buy Co., Inc. entered into an accelerated share repurchase (“ASR”) program authorized by the registrant’s Board of Directors.  The ASR program consists of two agreements to purchase shares of the registrant’s common stock from Goldman, Sachs & Co. (“Goldman”) for an aggregate purchase price of $3.0 billion.  The ASR program will conclude in February 2008, although in certain circumstances the termination date may be accelerated at Goldman’s option.

The first agreement (the “Collared ASR”) provides that the number of shares to be repurchased will be based generally on the volume-weighted average price (“VWAP”) of the registrant’s common stock during the term of the Collared ASR, subject to collar provisions that will establish the minimum and the maximum numbers of shares based on the VWAP of the registrant’s common stock over the specified hedge period.  As previously reported in the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 2, 2007, the registrant paid $2.0 billion to Goldman on July 2, 2007 under the terms of the Collared ASR in exchange for an initial delivery of 28.3 million shares to the registrant on July 2-6, 2007.

Pursuant to the terms of the Collared ASR, the hedge period for determining the minimum and maximum number of shares to be purchased ended on July 24, 2007.  The minimum has been set at 38.7 million shares and the maximum has been set at 44.8 million shares.  Goldman delivered 10.4 million additional shares to the registrant on July 27, 2007.  Accordingly, the registrant has received a total of 38.7 million shares from Goldman as of July 27, 2007, equivalent to the minimum number of shares to be delivered under the terms of the Collared ASR.  At the conclusion of the Collared ASR, the registrant may also receive additional shares based on the VWAP of its common stock during the agreement term, up to the maximum 44.8 million shares.

The second agreement (the “Uncollared ASR”) provides that the number of shares to be repurchased will be based generally on the VWAP of the registrant’s common stock during the term of the Uncollared ASR.  As previously reported in the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 2, 2007, the registrant paid $1.0 billion to Goldman on July 2, 2007 under the terms of the Uncollared ASR in exchange for an initial delivery of shares.  Pursuant to the terms of the Uncollared ASR, Goldman will make the initial delivery of 17.0 million shares to the registrant on July 30-31, 2007.  At the conclusion of the Uncollared ASR, the registrant may receive additional shares, or the registrant may be required to pay additional cash or shares (at the registrant’s option), based on the VWAP of the registrant’s common stock during the agreement term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: July 30, 2007	By:	/s/ Susan S. Grafton
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer